EXHIBIT 77I

The MFS Mid Cap Value Fund (the "Fund"), a series of MFS Series Trust XI, established a new class of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 18 to the Registration Statement (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.